EXHIBIT 32.2

CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER

OF PAA NATURAL GAS STORAGE, L.P.

PURSUANT TO 18 U.S.C. 1350

I, Al Swanson, Chief Financial Officer of PAA Natural Gas Storage, L.P. (the “Company”), hereby certify that:

(i)                     the accompanying report on Form 10-K for the period ended December 31, 2012 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) by the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Al Swanson
Name: Al Swanson
Date: February 27, 2013